Consent of Independent Registered Public Accounting Firm

The Board of Director and Stockholders
Advanced Battery Technologies, Inc.
New York City, New York

We hereby consent to the incorporation by reference in the Registration Statements  on Form S-3 (No. 333-161384, No. 333-160163 and No. 333-153464) and Form S-8 (No.333-133492) of  Advanced Battery Technologies, Inc. of our report dated March 16, 2011 relating to the consolidated financial statements and financial statement schedules and the effectiveness of Advanced Battery Technologies, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 16, 2011